[EXECUTION COPY]
SECOND AMENDMENT TO
AMENDED AND RESTATED
CREDIT AGREEMENT
This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”) dated as of September 21, 2011 is among INTL Commodities, Inc., a Delaware corporation (the “Borrower”), each of the lenders (including, without limitation, the Issuing Banks and the Swing Line Lender, the “Lenders”) that is a party to the Credit Agreement (as defined below) that has signed a counterpart hereof, and BNP Paribas as Administrative Agent.
W I T N E S S E T H:
WHEREAS, each of the Borrower, the Lenders (including, without limitation, ABN AMRO Capital USA LLC (as successor by assignment to ABN AMRO Bank N.V.) and BNP Paribas, in their capacities as Issuing Banks and BNP Paribas in its capacity as Swing Line Lender), BNP Paribas Securities Corp., ABN AMRO Capital USA LLC and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Joint Lead Arrangers and Joint Bookrunners, ABN AMRO Capital USA LLC and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Co-Syndication Agents, and BNP Paribas, as the Administrative Agent, are parties to an Amended and Restated Credit Agreement dated as of September 22, 2010 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein having the meanings given to them in the Credit Agreement unless otherwise defined herein); and
WHEREAS, the Borrower has requested certain amendments to the Credit Agreement, and, pursuant to Section 11.01 of the Credit Agreement, the Borrower, the Lenders and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Amendments.
The Credit Agreement is hereby amended, effective upon the occurrence of the Effective Date (as defined in Section 2 below), as follows:

(a)The definition of “Borrowing Base Advance Cap” set forth in Section 1.01 is amended and restated in its entirety as follows:

““Borrowing Base Advance Cap” means at any time an amount equal to the lesser of:

(a)    the Committed Line; and

(b)    the sum of:

(i)	100% of Eligible Cash and Marketable Securities Collateral; plus

(ii)	90% of the Eligible Net Liquidity in Brokerage Accounts; plus

(iii)	90% of the value of Tier I Accounts; plus

(iv)	85% of the value of Tier II Accounts; plus

(v)	85% of the value of Eligible Precious Metals Inventory; plus

(vi)	85% of the value of Eligible Base Metals Inventory; plus

(vii)	85% of the value of Eligible Grain Inventory; plus

(viii)	85% of the value of Eligible Non-U.S. Inventory; plus

(ix)	80% of the value of Contingent Inventory in respect of Products other than Raw Materials; plus

(x)	75% of the value of Contingent Inventory in respect of Raw Materials; plus

(xi)	80% of the value of Eligible Special Inventory; plus

(xii)	80% of the value of Eligible Airway BL Inventory; plus

(xiii)	80% of the value of Eligible Other Metals Inventory; plus

(xiv)	60% of the value of Eligible Mexican Inventory; plus

(xv)	75% of the value of Eligible Raw Materials Inventory; plus

(xvi)	85% of the value of Eligible Swap Exposure; less

(xvii)	110% of the Close-out Amounts to each Swap Bank as to which there is a positive Close-out Amount to such Swap Bank at such time as reported by the Swap Banks.

In no event shall any amounts described in (b)(i) through (b)(xvi) above which may fall into more than one of such categories be counted more than once when making the calculation under paragraph (b) of this definition.

Other than inventory of lead which constitutes Eligible Mexican Inventory, no inventory located in Mexico shall be included in the Borrowing Base Advance Cap.”

(b)The definition of “Close-out Amount” set forth in Section 1.01 is amended and restated in its entirety as follows:

““Close-out Amount” shall have the meaning ascribed to it in the Intercreditor Agreement, provided, however, that for purposes of clause (b)(xvii) of the definition of “Borrowing Base Advance Cap” shall mean, as of any date of calculation thereof, the amount due or that would be due from the Borrower, if any (without giving effect to any netting by the Borrower), upon the designation of an “early termination date” or its equivalent or a “termination event” or its equivalent with respect to all Swap Contracts with a particular Swap Bank under the applicable ISDA Master Agreement (or other applicable agreements for physical trades or other transactions) or its equivalent (e.g., long-form confirmations), including, without limitation, any amount due upon the voluntary termination or early settlement thereof.”

(c)The definition of “Committed Line” set forth in Section 1.01 is amended and restated in its entirety as follows:

““Committed Line” means the aggregate Committed Line Portions of all of the Lenders as set forth on Schedule 2.01 hereto, which shall be $140,000,000 on the Closing Date and shall be subject to reduction in accordance with Section 2.05A hereof or increase in accordance with Section 2.14 hereof.”

(d)The definition of “Contingent Inventory” set forth in Section 1.01 is amended and restated in its entirety as follows:

““Contingent Inventory” means an amount equal to the undrawn and available Face Amount of any outstanding letter of credit issued in connection with the physical purchase of Products by the Borrower, which Products have not yet been delivered to the Borrower, minus the amount (determined by means of a commercially reasonable method agreed to by the Borrower and the Administrative Agent) of any costs or other liabilities payable under such letter of credit (other than with respect to value of such Products); provided, that (i) the applicable supplier is required to have title to such Products prior to transfer thereof to the Borrower, (ii) such Products are not included as Eligible Inventory, but upon delivery to the Borrower, such Products would qualify as Eligible Inventory, regardless of any dollar cap set forth in any applicable definition, (iii) the Borrower shall have the absolute and unqualified right to obtain such Products from the applicable supplier, and (iv) the Borrower's right to acquire such Products shall be subject to an Agent's First Lien.”

(e)Subclause (A) of the definition of “Eligible Special Inventory” set forth in Section 1.01 is amended and restated in its entirety as follows:

“(A)    such inventory is in transit to or in the possession and under the control of an Approved Inventory Holder, provided, that such inventory shall not constitute Eligible Special Inventory while it is located in any one country for more than ten (10) consecutive days,”

(f)The definition of “Expiration Date” set forth in Section 1.01 is hereby amended by deleting “September 21, 2011” and replacing it with “September 20, 2012”.

(g)The definition of “Issuing Bank” set forth in Section 1.01 is amended and restated in its entirety as follows:

““Issuing Bank” means (a) BNP Paribas and ABN AMRO Capital USA LLC, (b) subject to the agreement of the Borrower, the Administrative Agent and such other Lender, any other Lender, (c) any office, branch or affiliate designated by the applicable Issuing Bank, and (d) any successor Issuing Bank pursuant to the terms of this Agreement.”

(h)The definition of “Issuance Cap” set forth in Section 1.01 is amended and restated in its entirety as follows:

“Issuance Cap” means with respect to the obligation of an Issuing Bank to Issue any Letter of Credit under this Agreement, the maximum permitted aggregate outstanding amount of L/C Obligations attributable to Letters of Credit Issued by such Issuing Bank, as shall be agreed upon by each Issuing Bank, the Borrower and the Administrative Agent in writing upon any new Issuing Bank becoming an Issuing Bank. As of September 21, 2011, BNP Paribas and ABN AMRO Capital USA LLC each has an Issuance Cap in an amount equal to $70,000,000. The Issuance Cap for each Issuing Bank shall be reduced, in its sole discretion, ratably by all such reducing Issuing Banks in accordance with their Issuance Caps prior to such reduction, by all or any part of the amount of the Issuance Cap of each new Issuing Bank. The Issuance Caps may be modified in accordance with the agreements referred to in and the terms of this definition without regard to Section 11.01 of this Agreement.”

(i)The definition of “L/C Cap” set forth in Section 1.01 is amended and restated in its entirety as follows:

““L/C Cap” means the cap upon L/C Obligations with respect to all Letters of Credit which shall be an amount equal to $70,000,000.”

(j)The definition of “Parent” set forth in Section 1.01 is amended and restated in its entirety as follows:

““Parent” means INTL FCStone Inc., a Delaware corporation (formerly known as International Assets Holding Corporation).”

(k)The definition of “Product” set forth in Section 1.01 is amended and restated in its entirety as follows:

““Product” means (a) Base Metals and Precious Metals, (b) Grain and (c) Raw Materials.”

(l)The definition of “Specified Letters of Credit” set forth in Section 1.01 is amended and restated in its entirety as follows:

“Specified Letters of Credit” means Documentary L/Cs, in an aggregate Face Amount not to exceed $5,000,000 at any time, which are issued before the date that is fifteen (15) days prior to the Expiration Date and have an expiry date after the Expiration Date.”

(m)The definition of “Standby L/C” set forth in Section 1.01 is amended and restated in its entirety as follows:

“Standby L/C” means a Letter of Credit which is issued as credit support for a financial obligation of the Borrower to the beneficiary and which is intended to be drawn upon by the related beneficiary only in the event that the original financial obligation remains unpaid when due, which Letter of Credit shall have a tenor not extending beyond the date set forth in clause (a) of the definition of “Expiration Date”, unless otherwise approved in writing by the Lenders.”

(n)The definition of “Working Capital” set forth in Section 1.01 is amended and restated in its entirety as follows:

““Working Capital” means with respect to the Borrower and the Mexican Sub the excess of Current Assets (excluding all net amounts due from employees, owners and Affiliates

(calculated as the sum of the positive net amounts due from each such Person without offset for amounts due to any other Person), except any such amount due from employees, owners or Affiliates the payment of which is fully and unconditionally guaranteed by the Parent to the Borrower), over Current Liabilities, adjusted to reflect the Net Accounting Adjustment.”

(o)The following definitions are inserted into Section 1.01 in their appropriate alphabetical place:

“Acceptable Raw Materials Account Party” means any Tier I Account Party or Tier II Account Party indicated as an Acceptable Raw Materials Account Party on Schedule A.
“Basel III” means all regulations, requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any United States or foreign regulatory authorities, in each case pursuant to “Basel III”, as amended from time to time.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act, Public Law 111-203, as amended from time to time, and all rules, regulations, requests, guidelines or directives in connection therewith.

“Eligible Raw Materials Inventory” means Eligible Inventory consisting of Raw Materials which, notwithstanding the definition of “Eligible Inventory”, is valued at the lower of cost or market, that is subject to a valid sale contract (on the same pricing basis (i.e., fixed or floating) as the applicable purchase contract) with an Acceptable Raw Materials Account Party or another purchaser reasonably acceptable to the Administrative Agent and the Required Lenders and the Borrower's rights thereunder are subject to an Agent's First Lien, provided, that the aggregate amount of Eligible Raw Materials Inventory included in the Borrowing Base Advance Cap at any time shall not exceed $15,000,000 after application of the applicable advance rate.

“Eligible Swap Exposure” means the value of the sum of any mark to market exposure of each of the Swap Banks which has exposure to the Borrower under Swap Contracts as reported by the Swap Banks, after taking into account any netting by each such Swap Bank in accordance with industry standards, if positive, provided, that the aggregate amount of Eligible Swap Exposure included in the Borrowing Base Advance Cap at any time shall not exceed $2,000,000 before application of the applicable advance rate.

“Increase Amount” shall have the meaning given such term in Section 2.14(a).

“Increase and New Lender Agreement” shall have the meaning given such term in Section 2.14(c).

“Increasing Lender” shall have the meaning given such term in Section 2.14(c).

“L/C Cap for Documentary L/Cs” means the cap upon L/C Obligations relating to Documentary L/Cs which shall be an amount equal to $50,000,000.

“New Lenders” shall have the meaning given such term in Section 2.14(c).

“Raw Materials” means coal, iron ore, alumina and bauxite.

“Requested Increase Effective Date” shall have the meaning given such term in Section 2.14(a).

“Total Leverage Ratio” means a ratio of (a) the Borrower's and the Mexican Sub's consolidated liabilities, determined in accordance with GAAP to (b) Equity.

(p)Section 2.03 is amended by deleting “and ABN AMRO Bank N.V.”
(q)Section 2.05(c) is amended and restated in its entirety as follows:
“(c) If on any date the Effective Amount of L/C Obligations relating to Letters of Credit exceeds the L/C Cap or the Effective Amount of L/C Obligations relating to Standby L/Cs exceeds the L/C Cap for Standbys or the Effective Amount of L/C Obligations relating to Documentary L/Cs exceeds the L/C Cap for Documentary L/Cs, the Borrower shall Cash Collateralize on such date the outstanding Letters of Credit, Standby L/Cs or Documentary L/Cs, as applicable, in an amount equal to 105% of the excess above each such cap. If at any time such excess shall be reduced or eliminated and no Default or Event of Default shall have occurred and be continuing, such Cash Collateral or portion thereof which is no longer necessary to comply with the preceding sentence shall be released to the Borrower. On the Expiration Date, Borrower shall Cash Collateralize all then outstanding Letters of Credit in the manner described in and to be applied as set forth in Section 9.03 whether or not Section 9.03 is otherwise applicable at such time.”
(r)Section 2.14 is amended and restated in its entirety as follows:
“Section 2.14    Increase in Committed Line. The Committed Line may be increased, with the consent of the Administrative Agent, the Joint Lead Arrangers, the Swing Line Lender, the Issuing Banks, the Increasing Lenders and the Borrower, at any time, prior to the date which is 90 days prior to the Expiration Date, to an aggregate principal amount of not more than $175,000,000 as follows:

(a)    Not more than ninety (90) days and not less than sixty (60) days (but not less than fifteen (15) days in the case of a proposed increase to be effective on or prior to November 30, 2011) prior to the proposed effective date of such increase in the Committed Line, the Borrower may make a written request for such increase to the Administrative Agent, who shall forward a copy of any such request to each of the Lenders. The request by the Borrower pursuant to the immediately preceding sentence shall specify a proposed effective date of such increase (the “Requested Increase Effective Date”), the aggregate amount of such requested increase in the Committed Line, which shall not be less than $10,000,000 (the “Increase Amount”), and shall constitute an invitation to each Lender to increase its Committed Line Portion by a ratable portion of such Increased Amount.

(b)    Each Lender, acting in its sole discretion and with no obligation to increase its Committed Line Portion pursuant to this Section 2.14, shall by written notice to the Borrower and the Administrative Agent advise the Borrower and the Administrative Agent whether or not such Lender agrees to all or any portion of such increase in its Committed Line Portion within thirty (30) days after the Borrower's request (but in respect of a proposed increase to be effective on or prior to November 30, 2011, within five (5) days after the Borrower's request). Any such Lender may, in its sole discretion, accept all of such ratable increase, a portion of such increase, or decline to accept any of such increase in its Committed Line Portion. If any Lender shall not have responded affirmatively within such thirty (30) day or five (5) day, as applicable, period, such Lender shall be deemed to have rejected the Borrower's request for an increase in its Committed Line Portion. Promptly following the conclusion of such thirty (30) day or five (5) day, as applicable, period, the Administrative Agent shall notify the Borrower of the results of such request to the Lenders to so increase the Committed Line by the Increase Amount.
(c)    If the aggregate amount of the increases in the Committed Line Portions which the Lenders have accepted in accordance with clause (b) of this Section 2.14 shall be less than the Increase Amount, the Borrower and the Administrative Agent may offer to such additional Persons (“New Lenders”) as may be approved by each of the Borrower, the Administrative Agent, the Joint Lead Arrangers, the Swing Line Lender and the Issuing Banks, the opportunity to make available such amount of new Committed Line Portions as may be required so that the aggregate increases in the Committed Line by the existing Lenders and new Committed Line Portions by the New Lenders shall equal the Increase Amount. The effectiveness of all such increases in the Committed Line are subject to the satisfaction of the following conditions: (A) each Lender that so elects to increase its Committed Line Portion (each an “Increasing Lender”), each New Lender, the Administrative Agent, the Joint Lead Arrangers, each Issuing Bank, the Swing Line Lender and the Borrower shall have executed and delivered an agreement, substantially in the form of Exhibit L (an “Increase and New Lender Agreement”); (B) any fees and other amounts (including, without limitation, pursuant to Sections 4.04, 11.04 and 11.05) payable by the Borrower in connection with such increase shall have been paid; (C) any other amounts then due hereunder shall have been paid; (D) a certificate of a Responsible Officer of the Borrower as to the matters set forth in Sections 5.02(b), (c), (d) and (g) shall have been delivered to the Administrative Agent; (E) before and after giving effect thereto, the Borrower shall be in compliance with Section 7.14 and prior thereto shall have delivered to the Administrative Agent a detailed written calculation thereof certified as true and correct by a Responsible Officer and (F) if after giving effect to such increase, the Committed Line shall exceed $150,000,000, the Administrative Agent shall have obtained (i) a written consent of the B of A Facility Agent, as subordinated creditor and (ii) an executed amendment to the B of A Facility, in each case permitting such increase and in form and substance acceptable to the Administrative Agent.

(d)    Upon the Requested Increase Effective Date, Schedule 1 of the Increase and New Lender Agreement, which shall reflect the Committed Line and the Committed Line Portions of the Lenders at such time, shall be deemed to supersede Schedule 2.01 hereto without any further action or consent of any party. The Administrative Agent shall cause a copy of such revised Schedule 2.01 to be available to the Issuing Banks and the Lenders.”

(s)Section 3.01(b)(iii) is amended and restated in its entirety as follows:

“(iii)    (x) the expiry date of such Letter of Credit would occur after the earlier of (A) the expiry date set forth herein for a Letter of Credit of such Type, (B) except in respect of Specified Letters of Credit, the Expiration Date, or (C) in respect of Specified Letters of Credit, the date which is 120 days after the Expiration Date, or (y) the amount of such Letter of Credit would cause (A) the outstanding L/C Obligations to exceed the L/C Cap, (B) the outstanding L/C Obligations with respect to Standby L/Cs to exceed the L/C Cap for Standbys or (C) the outstanding L/C Obligations with respect to Documentary L/Cs to exceed the L/C Cap for Documentary L/Cs;”

(t)Section 3.08(b) is hereby amended by deleting “$350” and replacing it with “$500”.

(u)Section 4.02(a) is hereby amended by adding the following sentence at the end thereof:

“For purposes of this Agreement, the Dodd-Frank Act and Basel III, and all rules, regulations, requests, guidelines or directives in connection with the Dodd-Frank Act or Basel III shall be deemed to have been introduced and become effective, enacted and adopted after the date hereof.”

(v)Section 4.02(b) is amended and restated in its entirety as follows:

“(b)    If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any Person controlling such Lender with any Requirement of Law regarding capital adequacy or with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof (including, without limitation, under or pursuant to Basel III or the Dodd-Frank Act) shall have the effect of reducing the rate of return on such Lender's or such Person's capital as a consequence of this Agreement, its obligations or Committed Line Portion hereunder or its obligations under Letters of Credit or participation therein to a level below that which such Lender or such Person would have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such Person's policies with respect to capital adequacy), then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.”

(w)Section 4.02 is hereby amended by adding the following new Section 4.02(e) at the end thereof:

“(e)     Notwithstanding any other provision herein, the Applicable Margin for each Loan shall be increased to reflect all market, liquidity and regulatory conditions which the Administrative Agent or any Lender shall deem applicable from time to time, and any such increase shall be effective as of the date that is ten (10) Business Days after written notice is delivered by the Administrative Agent (at the request of any Lender) to the Borrower requesting such increase and setting forth the amount thereof and an explanation therefor.”

(x)Section 4.04(a) is amended by deleting the second parenthetical therein and replacing it with the following “(including, without limitation, the acceleration of the Loans pursuant to Article IX hereof and, the reallocation or repayment of Loans in connection with an increase in the Committed Line pursuant to Section 2.14).”

(y)Section 7.01(c) is hereby amended by deleting “thirty (30) days” and replacing it with “forty-five (45) days”.

(z)Section 7.02(a)(i)(B) is amended and restated in its entirety as follows:
“(B) and shall cause the Parent to deliver to the Administrative Agent and the Lenders, (i) as soon as available, but not later than the date that is forty-five (45) days after the end of each calendar quarter of each year, a certificate executed by the chief financial officer of the Parent setting forth detailed calculations of the requirements set forth in Section 9.01(q) as of the last Business Day of such calendar quarter, in form and substance satisfactory to the Lenders and (ii) concurrently with each delivery of a compliance certificate or other similar document demonstrating compliance or non-compliance with the financial covenants under the BofA Facility to the lenders thereunder, a copy of such certificate and any attachments thereto;”

(aa)Section 7.02(b) is amended and restated in its entirety as follows:

“(b)    on Thursday of each week, as of the first Business Day of such week, a Borrowing Base Collateral Position Report and a Net Position Report, each certified by a Responsible Officer or Officers of the Borrower who have authority to execute such reports, provided that if in any month the last Business Day of such month is not such first Business Day of a week, the last Business Day of such month shall be the reporting date instead of such first Business Day of that week and such reports shall be delivered on the third Business Day after such last Business Day of such month, provided further that if the preceding proviso is applicable, the Borrower shall deliver additional Borrowing Base Collateral Position Reports and Net Position Reports as required in the discretion of the Administrative Agent;”

(ab)Section 7.14 is amended and restated in its entirety as follows:
“7.14    Financial Covenants. The Borrower shall at all times maintain, on a pre-tax basis (such pre-tax basis to be consistent with the presentation of financial statements required to be delivered under Section 7.01(c)):
(a)    Working Capital in an amount not less than $25,000,000, provided, that, from and after the date that the Committed Line is increased to an amount greater than $150,000,000 pursuant to Section 2.14 hereof, the Borrower shall at all times maintain Working Capital in an amount not less than $28,000,000;

(b)    Equity in an amount not less than $25,000,000, provided, that, from and after the date that the Committed Line is increased to an amount greater than $150,000,000 pursuant to Section 2.14 hereof, the Borrower shall at all times maintain Equity in an amount not less than $28,000,000;

(a)	a Leverage Ratio not to exceed 6.0:1.0; and

(b)	a Total Leverage Ratio not to exceed 13.5:1.0.”

(ac)Section 8.11 is amended by inserting the following new paragraph at the end thereof:
“At no time will the Borrower allow its Net Position with respect to Products which are Raw Materials multiplied by the current market price relating thereto based on the most recent daily pricing provided by a commodity pricing report or other source acceptable to the Administrative Agent and the Required Lenders to exceed $0.”
(ad)Section 8.15 is amended and restated in its entirety as follows:
“8.15    Loans and Investments”. Borrower shall not, nor suffer or permit the Mexican Sub to, purchase or acquire, or make any commitment therefor, any equity interest, or any obligations, bonds, notes, debentures or other securities of, or any interest in, or any assets constituting all or substantially all assets of, or a business unit of, any Person, or make or commit to make any advance, loan, extension of credit (other than pursuant to sales or purchases on open account in the ordinary course of Borrower's business) or capital contribution to or any other investment in, any Person, except that the Borrower may lease Precious Metals under leasing arrangements (i) with any one lessee pursuant to a lease arrangement in effect on September 21, 2011, so long as such lessee's long term senior unsecured rating is A or higher by S&P or A2 or higher by Moody's (on terms and conditions (including, without limitation, the maintenance of insurance by such lessee) and subject to documentation in form and substance, acceptable to the Required Lenders), provided that (x) the Borrower's aggregate cost of Precious Metals leased to such lessee shall not exceed $20,000,000 and (y) upon the request of the Required Lenders, the Borrower shall have delivered to the Lenders a written summary of the principal lease terms (including, without limitation, name of lessee, lease tenor, location of lessee's premises and monetary terms) and a fully executed copy of the lease agreement, in each case certified as true and correct by a Responsible Officer, or (ii) with any other lessee approved by the Required Lenders (on terms and conditions (including, without limitation, the maintenance of insurance by the lessee) and subject to documentation in form and substance, acceptable to the Required Lenders) so long as (x) the Borrower's cost of Precious Metals leased to any such lessee shall not exceed $2,500,000 in the aggregate and the Borrower's cost of Precious Metals leased to all such lessees shall not exceed $5,000,000 in the aggregate, (y) the termination date of any such lease is not later than one year from the date such lease is entered into, and (z) the Borrower shall have given the Lenders prior written notice of any such lease. Notwithstanding the foregoing, any such lease which is otherwise permitted pursuant to the preceding provisions shall cease to be permitted if the lease is not a valid, enforceable and binding obligation of the lessee thereunder and in full force and effect except if such lease has terminated in accordance with its terms.”
(ae)All references to ABN AMRO Bank N.V. in the Credit Agreement (after giving effect to clauses (g), (h) and (p) above) shall be deemed to be references to ABN AMRO Capital USA LLC. Accordingly, ABN AMRO Capital USA LLC shall replace ABN AMRO Bank N.V. as a Joint Lead Arranger, Joint Bookrunner and a Co-Syndication Agent.
(af)Schedule A is amended and restated in its entirety as set forth on Exhibit A hereto.
(ag)Schedule 7.03(h) is amended and restated in its entirety and replaced with new Schedule 7.03(h) in the form of Exhibit B hereto.

(ah)Exhibit B-1 is amended and restated in its entirety in the form of Exhibit C hereto.

(ai)Exhibit C is amended and restated in its entirety in the form of Exhibit D hereto.

(aj)Exhibit D is amended and restated in its entirety in the form of Exhibit E hereto.

(ak)Exhibit E is amended and restated in its entirety in the form of Exhibit F hereto.

(al)Exhibit F is amended and restated in its entirety in the form of Exhibit G hereto.

(am)New Exhibit L in the form of Exhibit H hereto is hereby inserted at the end of the Credit Agreement following Exhibit K thereto.

SECTION 2. Effectiveness of Amendment, etc.
This Second Amendment shall become effective on the date (the “Effective Date”) on which (a) each of the Borrower, the Administrative Agent, and the Lenders shall have duly executed this Second Amendment, (b) the Parent shall have duly executed and delivered to the Administrative Agent a consent substantially in the form of Annex I hereto, (c) Bank of America, N.A., as Agent shall have duly executed and delivered to the Administrative Agent a consent substantially in the form of Annex II hereto, (d) the Borrower shall have duly executed and delivered each of the fee letters to be provided in connection herewith, in form and substance satisfactory to the Administrative Agent, (e) the Administrative Agent shall have received from the Borrower payment in full of (i) the fees set forth in each of the fee letters including, without limitation, the Administrative Agent's legal fees and a collateral inspection fee for the Administrative Agent's own account, (ii) all reasonable out-of-pocket costs incurred in connection with this Second Amendment and due diligence in respect thereto and (iii) for the account of each Lender, a non-refundable and fully earned amendment fee in an amount equal to one half of one percent (0.50%) flat on the Committed Line Portion of such Lender as of the Effective Date, (f) the Borrower shall have delivered to the Administrative Agent an opinion of counsel to the Borrower and the Parent which shall include, without limitation, an opinion under New York Law as to the enforceability of the Credit Agreement as amended by this Second Amendment, in form and substance satisfactory to the Administrative Agent, and (g) the Administrative Agent shall have received such corporate authorization documents of the Borrower and the Parent, such good standing certificates and such opinions of counsel as the Lenders shall request.

SECTION 3. Effect of Amendment; Ratification; Representations; etc.
(a)    On and after the Effective Date, this Second Amendment shall be a part of the Credit Agreement, all references to the Credit Agreement in the Credit Agreement and the other Loan Documents shall be deemed to refer to the Credit Agreement as amended by this Second Amendment, and the term "this Agreement", and the words "hereof", "herein", "hereunder" and words of similar import, as used in the Credit Agreement, shall mean the Credit Agreement as amended hereby.

(b)    Except as expressly set forth herein, this Second Amendment shall not constitute an amendment, waiver or consent with respect to any provision of the Credit Agreement, as amended hereby, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.

(c)    In order to induce the Administrative Agent and the Lenders to enter into this Second Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders that before and after giving effect to the execution and delivery of this Second Amendment:

(i)    the representations and warranties of the Borrower set forth in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects as if made on and as of the date hereof, except for those representations and warranties that by their terms were made as of a specified date which shall be true and correct on and as of such date, and

(ii)    no Default or Event of Default has occurred and is continuing.

SECTION 4. Counterparts.
This Second Amendment may be executed by one or more of the parties to this Second Amendment on any number of separate counterparts (including by facsimile transmission of, or by email with pdf attachments of, signature pages hereto), each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same agreement. A set of the copies of this Second Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
SECTION 5. Severability.

Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 6. GOVERNING LAW.
THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).
SECTION 7. WAIVERS OF JURY TRIAL.
EACH PARTY TO THIS SECOND AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS SECOND AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS SECOND AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the day and year first above written.

INTL COMMODITIES, INC.

By: /s/    Bruce Fields
Name:    Bruce Fields
Title:    Chief Operating Officer

By: /s/    Steven Springer
Name:    Steven Springer
Title:    Chief Financial Officer

BNP PARIBAS,
as Administrative Agent, an Issuing Bank, Swing Line Lender and a Lender

By: /s/    Deborah P. Whittle
Name:    Deborah P. Whittle
Title:    Director

By: /s/    William B. Murray
Name:    William B. Murray
Title:    Managing Director

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as a Lender

By: /s/    Brett Delfino
Name:    Brett Delfino
Title:    Executive Director

By: /s/    Tracey Duffy
Name:    Tracey Duffy
Title:    Vice President

ABN AMRO CAPITAL USA LLC (as successor to ABN AMRO BANK N.V. by assignment), as an Issuing Bank and a Lender

By: /s/    Boris Kwantes
Name:    Boris Kwantes
Title:    Managing Director

By: /s/    Stacey Judd
Name:    Stacey Judd
Title:    Director

MIZUHO CORPORATE BANK, LTD.,
as a Lender

By: /s/    Kenji Yoshioka
Name:    Kenji Yoshioka
Title:    Deputy General Manager

ACKNOWLEDGED AND AGREED:

ABN AMRO BANK N.V.

By: /s/ P.H.L.M. Ingen Housz
Name:    P.H.L.M. Ingen Housz
Title:    Managing Director

By: /s/    J.G. Cregten
Name:    J.G. Cregten
Title: